Exhibit 99.1

FOR IMMEDIATE RELEASE

July 27, 2026

CONTACT:	Darren Lehrich
Vice President-Investor Relations
610-382-3310
Darren.Lehrich@uhsinc.com

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES FINANCIAL RESULTS FOR THE

THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2026, AND REVISES 2026 FULL YEAR OPERATING RESULTS FORECAST

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended June 30, 2026 and 2025:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $358.4 million, or $5.98 per diluted share, during the second quarter of 2026, as compared to $353.2 million, or $5.43 per diluted share, during the second quarter of 2025. Net revenues increased by 8.3% to $4.638 billion during the second quarter of 2026, as compared to $4.284 billion during the second quarter of 2025.

Included in our operating results during the second quarter of 2026, was a favorable net pre-tax impact of approximately $72 million recorded in connection with the following: (i) a favorable net pre-tax impact of $100 million (net of related provider taxes) recorded in connection with the Florida Medicaid managed care directed payment program applicable to the period of October 1, 2024 through September 30, 2025 (pursuant to the Centers for Medicare and Medicaid Services’ (“CMS”) preprint approval granted in April, 2026 which increased the size of the program and changed the related provider tax structure), and; (ii) an unfavorable pre-tax impact of $28 million resulting from an increase to our reserve for self-insured professional and general liability claims. The impact of these items was not included in our original 2026 operating results forecast, as previously disclosed on February 25, 2026.

Included in our operating results during the second quarter of 2025, were aggregate net pre-tax incremental reimbursements (net of related provider taxes) of approximately $101 million recorded in connection with the following: (i) approximately $58 million, applicable to the period of July 1, 2024 through June 30, 2025, resulting from the Tennessee Medicaid directed payment program, and; (ii) approximately $43 million of other combined additional net reimbursements recorded in connection with supplemental Medicaid programs in various states (approximately $21 million of which consisted of prior year retroactive reimbursements). Also included in our results of operations during the second quarter of 2025, was a pre-tax loss of approximately $25 million incurred in connection with a newly constructed, 142-bed acute care hospital located in Washington, D.C., that was completed and opened in April, 2025.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), there were no adjustments applicable to our operating results during the second quarter of 2026. As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2025 were: (i) an unrealized after-tax gain of $4.5 million, or $.07 per diluted share ($5.9 million pre-tax), resulting from an increase in the market value of certain equity securities that were sold during the fourth quarter of 2025 (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $0.8 million, or $.01 per diluted share, resulting from the net tax benefit recorded in connection with “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m). After giving effect to these items, our adjusted net income during the second quarter of 2025 was $347.9 million, or $5.35 per diluted share.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $680.2 million during the second quarter of 2026, as compared to $651.4 million during the second quarter of 2025. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $677.9 million during the second quarter of 2026, as compared to $642.9 million during the second quarter of 2025.

Consolidated Results of Operations, As Reported and As Adjusted – Six-month periods ended June 30, 2026 and 2025:

Reported net income attributable to UHS was $707.1 million, or $11.63 per diluted share, during the first six months of 2026, as compared to $669.9 million, or $10.23 per diluted share, during the comparable period of 2025. Net revenues increased by 8.9% to $9.133 billion during the first six months of 2026, as compared to $8.384 billion during the comparable period of 2025.

As reflected on the Supplemental Schedule, our adjusted net income during the first six months of 2026 was $705.0 million, or $11.60 per diluted share, as compared to $667.4 million, or $10.19 per diluted share, during the comparable period of 2025.

As reflected on the Supplemental Schedule, included in our reported results during the first six months of 2026 was a favorable net after-tax impact of $2.2 million, or $.03 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09. Included in our reported results during the first six months of 2025 were: (i) an unrealized after-tax gain of $1.2 million, or $.02 per diluted share ($1.6 million pre-tax), resulting from an increase in the market value of certain equity securities that were sold during the fourth quarter of 2025, and; (ii) a favorable net after-tax impact of $1.3 million, or $.02 per diluted share, resulting from the net tax benefit recorded in connection with ASU 2016-09.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.332 billion during the first six months of 2026, as compared to $1.255 billion during the comparable period of 2025. Our Adjusted EBITDA net of NCI”, which excludes the impact of other (income) expense, net, was $1.326 billion during the first six months of 2026, as compared to $1.241 billion during the comparable period of 2025.

Acute Care Services – Three and six-month periods ended June 30, 2026 and 2025:

During the second quarter of 2026, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 2.9% and adjusted patient days increased by 3.1%, as compared to the second quarter of 2025. At these facilities, during the second quarter of 2026, net revenue per adjusted admission increased by 3.0% while net revenue per adjusted patient day increased by 2.8%, as compared to the second quarter of 2025. Net revenues generated from our acute care services, on a same facility basis, increased by 8.2% during the second quarter of 2026, as compared to the second quarter of 2025.

During the first six months of 2026, on a same facility basis, adjusted admissions increased by 1.4% and adjusted patient days increased by 1.9%, as compared to the comparable period of 2025. At these facilities, during the first six months of 2026, net revenue per adjusted admission increased by 4.6% while net revenue per adjusted patient day increased by 4.2%, as compared to the comparable period of 2025. Net revenues generated from our acute care services, on a same facility basis, increased by 8.2% during the first six months of 2026, as compared to the comparable period of 2025.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2026 and 2025:

During the second quarter of 2026, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.5% while adjusted patient days increased by 1.4%, as compared to the second quarter of 2025. At these facilities, during the second quarter of 2026, net revenue per adjusted admission increased by 7.1% and net revenue per adjusted patient day increased by 6.1%, as compared to the second quarter of 2025. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.4% during the second quarter of 2026, as compared to the second quarter of 2025.

During the first six months of 2026, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.9% while adjusted patient days increased by 1.5%, as compared to the comparable period of 2025. At these facilities, during the first six months of 2026, net revenue per adjusted admission increased by 6.6% and net revenue per adjusted patient day increased by 6.0%, as compared to the comparable period of 2025. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 7.4% during the first six months of 2026, as compared to the comparable period of 2025.

Net Cash Provided by Operating Activities and Credit Agreement Amendment/Capital Resources:

Net Cash Provided by Operating Activities:

During the six-month period ended June 30, 2026, our net cash provided by operating activities was $845 million as compared to $909 million during the first six months of 2025. The $64 million net decrease in our net cash provided by operating activities consisted of: (i) an unfavorable change of $207 million in other working capital accounts due primarily to the timing of accounts payable disbursements; (ii) a favorable change of $86 million in accrued and deferred income taxes; (iii) a favorable change of $53 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and gain on sales of assets and businesses; (iv) a favorable change of $47 million in accrued insurance expense, net of payments made in settlement of self-insured claims; (v) an unfavorable change of $45 million in accounts receivable, and; (vi) other combined net favorable changes of $2 million.

Credit Agreement Amendment/Capital Resources:

As of June 30, 2026, pursuant to the terms of our $1.5 billion revolving credit facility, we had $1.272 billion of available borrowing capacity, net of outstanding borrowings ($225 million) and letters of credit. Also as of June 30, 2026, as part of our credit agreement, we had $400 million of borrowing capacity pursuant to a delayed draw term loan A which is expected to be drawn upon the closing of our acquisition of Talkspace, Inc. (expected to be finalized during the third quarter of 2026). The maturity date for our $1.5 billion revolving credit facility and our $400 million delayed draw term loan A is September 26, 2029.

In July, 2026, and as previously disclosed on Form 8-K as filed with the Securities and Exchange Commission on July 21, 2026, we amended our credit agreement to add a new $700 million delayed draw term loan A which, if we elect to utilize, would be funded on or prior to September 30, 2026, with a maturity date 364 days after the initial funding. Potential future borrowings pursuant to this facility would be used for general corporate purposes, including, should we elect, repayment at maturity of our $700 million, 1.650% Senior Secured Notes due on September 1, 2026.

Stock Repurchase Program:

In connection with our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

Pursuant to this program, during the second quarter of 2026, we have repurchased 1.890 million shares at an aggregate cost of approximately $320.3 million (average price of approximately $169 per share). During the first six months of 2026, we have repurchased 2.565 million shares at an aggregate cost of approximately $447.5 million (average price of approximately $174 per share).

As of June 30, 2026, we had an aggregate available repurchase authorization of approximately $977.6 million pursuant to our stock repurchase program.

Revised 2026 Operating Results Forecast:

Based upon the operating trends, changes in reimbursements related to certain Medicaid supplemental payment programs and financial results experienced during the first six months of 2026, as indicated on the Revised Forecast table below, we are revising our operating results forecast range for consolidated net revenues; adjusted earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”) for the year ended December 31, 2026.

As discussed above, our operating results for the three and six-month periods ended June 30, 2026 included a favorable net pre-tax impact of $100 million (net of related provider taxes) recorded in connection with the Florida Medicaid managed care directed payment program applicable to the period of October 1, 2024 through September 30, 2025. Since CMS has not yet approved the increased size of this program for periods beyond September 30, 2025, no incremental benefit related to this program has been included in our revised

2026 operating results forecast beyond amounts included in our operating results during the three and six-month periods ended June 30, 2026.

Our revised 2026 forecasted range of adjusted net income attributable to UHS, and adjusted EPS-diluted, exclude certain items as described below because we do not believe we can forecast those items with sufficient accuracy. Adjusted EBITDA net of NCI, is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of our operating performance. Please see the Supplemental Non-GAAP Disclosures – Revised 2026 Operating Results Forecast schedule as included herein for additional information and a reconciliation of our revised 2026 forecasted range of adjusted net income attributable to UHS to our revised 2026 forecasted range of Adjusted EBITDA net of NCI.

The tables below include our full year revised 2026 operating results forecast, as well as our original 2026 operating results forecast which was previously disclosed on February 25, 2026.

	Revised Forecast		Original Forecast
	For the Year Ended		For the Year Ended
	December 31, 2026		December 31, 2026
	Low	High	Low	High
Net revenues	$18.501 billion	$18.762 billion	$18.417 billion	$18.789 billion
Adjusted EBITDA, net of NCI	$2.610 billion	$2.717 billion	$2.641 billion	$2.789 billion
Adjusted EPS – diluted	$22.28 per share	$23.65 per share	$22.64 per share	$24.52 per share
•
The midpoint of our revised 2026 forecasted net revenues represents an increase of 0.2% as compared to the midpoint of our original 2026 forecasted net revenues.
•
The midpoint of our revised 2026 forecasted Adjusted EBITDA net of NCI, represents a decrease of 1.9% as compared to the midpoint of our original 2026 forecasted Adjusted EBITDA net of NCI.
•
The midpoint of our revised 2026 forecasted Adjusted EPS-diluted represents a decrease of 2.6% as compared to our original 2026 Adjusted EPS-diluted.
•
As previously disclosed, during the full year of 2026, we expect to spend approximately $950 million to $1.1 billion on capital expenditures which includes expenditures for capital equipment, construction of new facilities, and renovations and expansions to our existing hospitals.

Because we do not believe we can forecast certain items with sufficient accuracy, our revised 2026 forecasted range of Adjusted EBITDA net of NCI, net income attributable to UHS, and Adjusted EPS-diluted, exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as changes in the value of certain non-marketable securities (in connection with our minority ownership in a healthcare generative artificial intelligence company), the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 28, 2026. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. Supplemental financial disclosures related to our financial results are available on our website.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Headquartered in King of Prussia, PA, UHS is one of the nation’s largest and most respected providers of hospital and healthcare services, with annual revenues of approximately $17.4 billion during 2025. Through its subsidiaries, UHS employs more than 102,000 employees and, as of June 30, 2026, operated 30 inpatient acute care facilities, 346 inpatient behavioral health facilities and approximately 170 outpatient and other facilities, an insurance offering, a physician network and various related services located in 40 states, Washington, D.C., Puerto Rico and the United Kingdom. Since our founding in 1979, UHS has grown steadily into a premier Fortune 500® corporation perennially recognized by multiple esteemed national rating entities. Our strategy includes investing in talented staff, facilities, technology and innovation across broad care continuums to deliver favorable patient outcomes and contribute to the overall health and wellbeing of the patients we are privileged to serve. A wholly-owned subsidiary of UHS also acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information, please visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended March 31, 2026 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2025), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs could materially affect program payments which could materially impact our results of operations. In addition, we receive substantial reimbursement from multiple states in connection with various supplemental Medicaid payment programs. Failure to renew these programs beyond their scheduled termination dates, failure of the public hospitals to provide the necessary Inter-Governmental Transfers for the states’ share of the Medicaid disproportionate share hospital programs, and the failure of our hospitals that currently receive supplemental Medicaid revenues to qualify for future funds under these programs could cause our actual results of operations for the year ended December 31, 2026 to differ materially from our revised 2026 operating results forecast.
•
Legislation adopted on July 4, 2025, attaches work and community service requirements to eligibility for Medicaid benefits that will have the effect of limiting Medicaid enrollment and expenditures. That legislation also places limits on provider fees used to increase federal Medicaid funding to states and eliminated certain exchange premium tax credits beyond 2025. As these provisions become effective over the next several years, they may be expected to reduce our revenues and likely increase the level of uncompensated care provided by our facilities.
•
The increase in interest rates during the past few years has increased our interest expense significantly thereby reducing our free cash flow. As such, although interest rates have moderated more recently, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations and our ability to access the capital markets on favorable terms.
•
Changes in laws or policies governing the terms of foreign trade, and in particular, increased trade restrictions, tariffs or taxes on imports from where our products or materials are made (either directly or through our suppliers) could have an impact on our competitive position, business operations and financial results.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, which was previously disclosed in various filings including, most recently, our Form 10-Q for the quarterly period ended March 31, 2026. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.
•
The ability to successfully complete, integrate and realize the benefit and synergies from our proposed acquisition of Talkspace, Inc.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the value of certain non-marketable securities (in connection with our minority ownership in a healthcare generative artificial intelligence company), the impact of ASU 2016-09, and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2026 and our Report on Form 10-K for the year ended December 31, 2025. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2026	2025	2026	2025
Net revenues	$4,638,012	$4,283,816	$9,133,194	$8,383,536

Operating charges:
Salaries, wages and benefits	2,140,309	2,014,951	4,228,538	3,966,055
Other operating expenses	1,351,958	1,162,566	2,635,886	2,268,318
Supplies expense	423,257	418,785	849,800	821,666
Depreciation and amortization	167,338	152,004	322,764	300,349
Lease and rental expense	38,475	35,240	76,671	72,053
	4,121,337	3,783,546	8,113,659	7,428,441

Income from operations	516,675	500,270	1,019,535	955,095
Interest expense, net	39,912	35,364	77,045	75,420
Other (income) expense, net	(2,363)	(8,479)	(5,752)	(14,138)
Income before income taxes	479,126	473,385	948,242	893,813
Provision for income taxes	114,536	110,773	224,974	209,573
Net income	364,590	362,612	723,268	684,240
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	6,143	9,394	16,139	14,342
Net income attributable to UHS	$358,447	$353,218	$707,129	$669,898

Basic earnings per share attributable to UHS (a)	$6.01	$5.49	$11.71	$10.36

Diluted earnings per share attributable to UHS (a)	$5.98	$5.43	$11.63	$10.23

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2026	2025	2026	2025
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS - basic and diluted	$358,447	$353,218	$707,129	$669,898

Weighted average number of common shares - basic	59,657	64,356	60,364	64,663

Basic earnings per share attributable to UHS:	$6.01	$5.49	$11.71	$10.36

Weighted average number of common shares	59,657	64,356	60,364	64,663
Add: Other share equivalents	253	635	425	851
Weighted average number of common shares and equiv. - diluted	59,910	64,991	60,789	65,514

Diluted earnings per share attributable to UHS:	$5.98	$5.43	$11.63	$10.23

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2026 and 2025
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2026	revenues	June 30, 2025	revenues
Net income attributable to UHS	$358,447		$353,218
Depreciation and amortization	167,338		152,004
Interest expense, net	39,912		35,364
Provision for income taxes	114,536		110,773
EBITDA net of NCI	$680,233	14.7%	$651,359	15.2%
Other (income) expense, net	(2,363)		(8,479)
Adjusted EBITDA net of NCI	$677,870	14.6%	$642,880	15.0%

Net revenues	$4,638,012		$4,283,816

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2026		June 30, 2025
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$358,447	$5.98	$353,218	$5.43
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	-	-	(4,534)	(0.07)
Impact of ASU 2016-09, net	-	-	(796)	(0.01)
Subtotal adjustments	-	-	(5,330)	(0.08)
Adjusted net income	$358,447	$5.98	$347,888	$5.35

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2026 and 2025
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2026	revenues	June 30, 2025	revenues
Net income attributable to UHS	$707,129		$669,898
Depreciation and amortization	322,764		300,349
Interest expense, net	77,045		75,420
Provision for income taxes	224,974		209,573
EBITDA net of NCI	$1,331,912	14.6%	$1,255,240	15.0%
Other (income) expense, net	(5,752)		(14,138)
Adjusted EBITDA net of NCI	$1,326,160	14.5%	$1,241,102	14.8%

Net revenues	$9,133,194		$8,383,536

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2026		June 30, 2025
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$707,129	$11.63	$669,898	$10.23
Plus/minus after-tax adjustments:
Unrealized gain on equity securities	-	-	(1,249)	(0.02)
Impact of ASU 2016-09, net	(2,164)	(0.03)	(1,257)	(0.02)
Subtotal adjustments	$(2,164)	(0.03)	$(2,506)	(0.04)
Adjusted net income attributable to UHS	$704,965	$11.60	$667,392	$10.19

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$138,800	$137,797
Accounts receivable, net	2,801,108	2,602,434
Supplies	234,094	232,110
Other current assets	505,323	435,574
Total current assets	3,679,325	3,407,915

Property and equipment	13,830,293	13,489,811
Less: accumulated depreciation	(6,687,668)	(6,481,714)
	7,142,625	7,008,097
Other assets:
Goodwill	3,981,713	3,990,213
Deferred income taxes	63,719	70,517
Right of use assets-operating leases	365,758	374,239
Deferred charges	9,908	9,272
Other	692,438	667,340
Total Assets	$15,935,486	$15,527,593

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$771,910	$748,158
Accounts payable and other liabilities	2,451,182	2,416,276
Operating lease liabilities	70,861	73,237
Federal and state taxes	3,703	1,930
Total current liabilities	3,297,656	3,239,601

Other noncurrent liabilities	559,955	527,827
Operating lease liabilities noncurrent	339,467	340,715
Deferred income taxes	3,233	5,649
Long-term debt	4,079,937	4,004,393

Redeemable noncontrolling interest	73,603	70,620

UHS common stockholders' equity	7,513,812	7,275,792
Noncontrolling interest	67,823	62,996
Total equity	7,581,635	7,338,788

Total Liabilities and Stockholders' Equity	$15,935,486	$15,527,593

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income	$723,268	$684,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	322,764	300,349
Stock-based compensation expense	45,413	45,707
(Gain) loss on sales of assets and businesses	(5,578)	2,833
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(137,907)	(92,636)
Accrued interest	(29)	(4,532)
Accrued and deferred income taxes	29,759	(55,913)
Other working capital accounts	(182,146)	25,324
Other assets and deferred charges	(18,466)	(22,404)
Other, net	10,753	16,143
Accrued insurance expense, net of commercial premiums paid	157,435	94,696
Payments made in settlement of self-insurance claims, net of commercial insurance reimbursements	(100,335)	(84,781)
Net cash provided by operating activities	844,931	909,026
Cash Flows from Investing Activities:
Property and equipment additions	(444,790)	(505,040)
Proceeds received from sales of assets and businesses	15,732	2,980
Acquisition of businesses and property	(4,857)	(8,314)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	12,011	(66,402)
Costs incurred for purchase and development of enterprise resource planning application	(9,964)	0
Decrease (increase) in capital reserves of commercial insurance subsidiary	56	(462)
Net cash used in investing activities	(431,812)	(577,238)
Cash Flows from Financing Activities:
Repayments of long-term debt	(201,745)	(18,548)
Additional borrowings	300,040	94,601
Financing costs	(1,410)	0
Repurchase of common shares	(484,601)	(378,542)
Dividends paid	(24,760)	(26,434)
Issuance of common stock	8,659	8,137
Profit distributions to noncontrolling interests	(11,889)	(9,621)
Purchase of ownership interests by minority members, net	4,324	11,336
Net cash used in financing activities	(411,382)	(319,071)
Effect of exchange rate changes on cash and cash equivalents	(676)	3,931
Increase in cash, cash equivalents and restricted cash	1,061	16,648
Cash, cash equivalents and restricted cash, beginning of period	271,322	224,752
Cash, cash equivalents and restricted cash, end of period	$272,383	$241,400
Supplemental Disclosures of Cash Flow Information:
Interest paid	$74,460	$77,448
Income taxes paid, net of refunds	$197,419	$251,786
Noncash purchases of property and equipment	$80,646	$148,887

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Six Months Ended
			6/30/2026	6/30/2026
Acute Care Services (1)
Revenues			8.2%	8.2%
Adjusted Admissions			2.9%	1.4%
Adjusted Patient Days			3.1%	1.9%
Revenue Per Adjusted Admission			3.0%	4.6%
Revenue Per Adjusted Patient Day			2.8%	4.2%

Behavioral Health Care Services (1)
Revenues			7.4%	7.4%
Adjusted Admissions			0.5%	0.9%
Adjusted Patient Days			1.4%	1.5%
Revenue Per Adjusted Admission			7.1%	6.6%
Revenue Per Adjusted Patient Day			6.1%	6.0%

UHS Consolidated	Second Quarter ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025
Revenues	$4,638,012	$4,283,816	$9,133,194	$8,383,536
EBITDA net of NCI	$680,233	$651,359	$1,331,912	$1,255,240
EBITDA Margin net of NCI	14.7%	15.2%	14.6%	15.0%
Adjusted EBITDA net of NCI	$677,870	$642,880	$1,326,160	$1,241,102
Adjusted EBITDA Margin net of NCI	14.6%	15.0%	14.5%	14.8%

Cash Flow From Operations	$443,303	$548,978	$844,931	$909,026
Capital Expenditures	$227,633	$266,014	$444,790	$505,040
Days Sales Outstanding			56	50

Debt			$4,851,847	$4,582,897
UHS' Shareholders Equity			$7,513,812	$7,030,048
Debt / Total Capitalization			39.2%	39.5%
Debt / EBITDA net of NCI (2)			1.73	1.91
Debt / Adjusted EBITDA net of NCI (2)			1.81	1.92
Debt / Cash From Operations (2)			2.70	2.41

(1) Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

(2) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Six Months ended

June 30, 2026 and 2025

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,507,889	100.0%	$2,318,826	100.0%	$4,977,934	100.0%	$4,600,657	100.0%
Operating charges:
Salaries, wages and benefits	991,733	39.5%	938,594	40.5%	1,944,568	39.1%	1,852,423	40.3%
Other operating expenses	779,029	31.1%	672,172	29.0%	1,507,181	30.3%	1,310,771	28.5%
Supplies expense	362,131	14.4%	361,093	15.6%	727,628	14.6%	709,917	15.4%
Depreciation and amortization	103,112	4.1%	96,458	4.2%	198,793	4.0%	191,359	4.2%
Lease and rental expense	25,959	1.0%	24,240	1.0%	52,697	1.1%	49,584	1.1%
Subtotal-operating expenses	2,261,964	90.2%	2,092,557	90.2%	4,430,867	89.0%	4,114,054	89.4%
Income from operations	245,925	9.8%	226,269	9.8%	547,067	11.0%	486,603	10.6%
Interest expense, net	1,301	0.1%	(1,613)	(0.1)%	2,287	0.0%	649	0.0%
Other (income) expense, net	(1,189)	(0.0)%	(1,011)	(0.0)%	(3,744)	(0.1)%	(9,583)	(0.2)%
Income before income taxes	$245,813	9.8%	$228,893	9.9%	$548,524	11.0%	$495,537	10.8%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,609,999	100.0%	$2,403,837	100.0%	$5,220,135	100.0%	$4,761,651	100.0%
Operating charges:
Salaries, wages and benefits	999,864	38.3%	938,708	39.1%	1,972,710	37.8%	1,854,232	38.9%
Other operating expenses	885,882	33.9%	757,549	31.5%	1,745,729	33.4%	1,474,211	31.0%
Supplies expense	363,494	13.9%	361,097	15.0%	731,432	14.0%	709,789	14.9%
Depreciation and amortization	106,623	4.1%	96,459	4.0%	202,941	3.9%	191,362	4.0%
Lease and rental expense	26,170	1.0%	24,240	1.0%	52,742	1.0%	49,584	1.0%
Subtotal-operating expenses	2,382,033	91.3%	2,178,053	90.6%	4,705,554	90.1%	4,279,178	89.9%
Income from operations	227,966	8.7%	225,784	9.4%	514,581	9.9%	482,473	10.1%
Interest expense, net	1,301	0.0%	(1,613)	(0.1)%	2,287	0.0%	649	0.0%
Other (income) expense, net	(985)	(0.0)%	(916)	(0.0)%	(3,117)	(0.1)%	(9,183)	(0.2)%
Income before income taxes	$227,650	8.7%	$228,313	9.5%	$515,411	9.9%	$491,007	10.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025 and our Form 10-Q for the quarter ended March 31, 2026.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Six Months ended

June 30, 2026 and 2025

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,929,171	100.0%	$1,796,295	100.0%	$3,747,847	100.0%	$3,490,455	100.0%
Operating charges:
Salaries, wages and benefits	1,019,296	52.8%	959,030	53.4%	2,012,334	53.7%	1,878,820	53.8%
Other operating expenses	355,579	18.4%	325,595	18.1%	690,002	18.4%	645,195	18.5%
Supplies expense	57,889	3.0%	56,957	3.2%	116,345	3.1%	111,952	3.2%
Depreciation and amortization	56,764	2.9%	51,873	2.9%	111,920	3.0%	102,752	2.9%
Lease and rental expense	12,054	0.6%	10,412	0.6%	23,359	0.6%	21,290	0.6%
Subtotal-operating expenses	1,501,582	77.8%	1,403,867	78.2%	2,953,960	78.8%	2,760,009	79.1%
Income from operations	427,589	22.2%	392,428	21.8%	793,887	21.2%	730,446	20.9%
Interest expense, net	1,168	0.1%	1,104	0.1%	2,360	0.1%	2,179	0.1%
Other (income) expense, net	(983)	(0.1)%	(837)	(0.0)%	(1,866)	(0.0)%	(1,662)	(0.0)%
Income before income taxes	$427,404	22.2%	$392,161	21.8%	$793,393	21.2%	$729,929	20.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,025,065	100.0%	$1,877,273	100.0%	$3,907,217	100.0%	$3,616,337	100.0%
Operating charges:
Salaries, wages and benefits	1,040,604	51.4%	975,553	52.0%	2,041,698	52.3%	1,898,919	52.5%
Other operating expenses	443,752	21.9%	383,412	20.4%	835,650	21.4%	745,674	20.6%
Supplies expense	58,475	2.9%	58,289	3.1%	117,262	3.0%	113,437	3.1%
Depreciation and amortization	58,895	2.9%	53,170	2.8%	115,529	3.0%	104,322	2.9%
Lease and rental expense	12,212	0.6%	10,963	0.6%	23,727	0.6%	22,327	0.6%
Subtotal-operating expenses	1,613,938	79.7%	1,481,387	78.9%	3,133,866	80.2%	2,884,679	79.8%
Income from operations	411,127	20.3%	395,886	21.1%	773,351	19.8%	731,658	20.2%
Interest expense, net	1,273	0.1%	1,104	0.1%	2,545	0.1%	2,179	0.1%
Other (income) expense, net	(983)	(0.0)%	(837)	(0.0)%	(1,866)	(0.0)%	(1,662)	(0.0)%
Income before income taxes	$410,837	20.3%	$395,619	21.1%	$772,672	19.8%	$731,141	20.2%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2025 and or Form 10-Q for the quarter ended March 31, 2026.

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months ended
June 30, 2026 and 2025
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/26	06/30/25	% change	06/30/26	06/30/25	% change

Hospitals owned and leased	30	28	7.1%	346	338	2.4%
Average licensed beds	7,434	7,159	3.8%	24,587	24,254	1.4%
Average available beds	7,262	6,987	3.9%	24,487	24,154	1.4%
Patient days	420,001	412,885	1.7%	1,631,375	1,620,819	0.7%
Average daily census	4,615.4	4,537.2	1.7%	17,927.2	17,811.2	0.7%
Occupancy-licensed beds	62.1%	63.4%	-2.0%	72.9%	73.4%	-0.7%
Occupancy-available beds	63.6%	64.9%	-2.1%	73.2%	73.7%	-0.7%
Admissions	88,649	87,278	1.6%	116,857	118,519	-1.4%
Length of stay	4.7	4.7	0.2%	14.0	13.7	2.1%

Inpatient revenue	$15,586,752	$13,886,867	12.2%	$3,302,515	$2,993,234	10.3%
Outpatient revenue	11,194,461	9,638,566	16.1%	326,489	294,989	10.7%
Total patient revenue	26,781,213	23,525,433	13.8%	3,629,004	3,288,223	10.4%
Other revenue	353,881	285,690	23.9%	96,736	93,542	3.4%
Gross revenue	27,135,094	23,811,123	14.0%	3,725,740	3,381,765	10.2%
Total deductions	24,525,095	21,407,286	14.6%	1,700,675	1,504,492	13.0%
Net revenue	$2,609,999	$2,403,837	8.6%	$2,025,065	$1,877,273	7.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/26	06/30/25	% change	06/30/26	06/30/25	% change

Hospitals owned and leased	29	29	0.0%	334	334	0.0%
Average licensed beds	7,330	7,159	2.4%	23,703	23,652	0.2%
Average available beds	7,158	6,987	2.4%	23,603	23,552	0.2%
Patient days	419,710	412,885	1.7%	1,597,105	1,576,830	1.3%
Average daily census	4,612.2	4,537.2	1.7%	17,550.6	17,327.8	1.3%
Occupancy-licensed beds	62.9%	63.4%	-0.7%	74.0%	73.3%	1.1%
Occupancy-available beds	64.4%	64.9%	-0.8%	74.4%	73.6%	1.1%
Admissions	88,562	87,278	1.5%	114,911	114,433	0.4%
Length of stay	4.7	4.7	0.2%	13.9	13.8	0.9%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Six Months Ended
June 30, 2026 and 2025
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/26	06/30/25	% change	06/30/26	06/30/25	% change

Hospitals owned and leased	30	28	7.1%	346	338	2.4%
Average licensed beds	7,300	7,076	3.2%	24,579	24,170	1.7%
Average available beds	7,128	6,904	3.2%	24,479	24,070	1.7%
Patient days	851,080	841,922	1.1%	3,250,959	3,209,365	1.3%
Average daily census	4,702.1	4,651.5	1.1%	17,961.1	17,731.3	1.3%
Occupancy-licensed beds	64.4%	65.7%	-2.0%	73.1%	73.4%	-0.4%
Occupancy-available beds	66.0%	67.4%	-2.1%	73.4%	73.7%	-0.4%
Admissions	176,538	175,368	0.7%	234,348	234,869	-0.2%
Length of stay	4.8	4.8	0.4%	13.9	13.7	1.5%

Inpatient revenue	$31,549,934	$28,205,158	11.9%	$6,568,817	$5,838,122	12.5%
Outpatient revenue	22,007,439	18,966,362	16.0%	638,981	569,023	12.3%
Total patient revenue	53,557,373	47,171,520	13.5%	7,207,798	6,407,145	12.5%
Other revenue	691,138	566,133	22.1%	192,211	181,921	5.7%
Gross revenue	54,248,511	47,737,653	13.6%	7,400,009	6,589,066	12.3%
Total deductions	49,028,376	42,976,002	14.1%	3,492,792	2,972,729	17.5%
Net revenue	$5,220,135	$4,761,651	9.6%	$3,907,217	$3,616,337	8.0%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/26	06/30/25	% change	06/30/26	06/30/25	% change

Hospitals owned and leased	29	29	0.0%	334	334	0.0%
Average licensed beds	7,177	7,076	1.4%	23,860	23,754	0.4%
Average available beds	7,005	6,904	1.5%	23,760	23,654	0.4%
Patient days	845,542	841,922	0.4%	3,190,451	3,147,427	1.4%
Average daily census	4,671.5	4,651.5	0.4%	17,626.8	17,389.1	1.4%
Occupancy-licensed beds	65.1%	65.7%	-1.0%	73.9%	73.2%	0.9%
Occupancy-available beds	66.7%	67.4%	-1.0%	74.2%	73.5%	0.9%
Admissions	175,342	175,368	0.0%	231,179	229,482	0.7%
Length of stay	4.8	4.8	0.4%	13.8	13.7	0.6%

Prior year amounts related to certain facilities previously included in our Behavioral Health Care Services’ results have been reclassified into our Acute Care Hospital Services' results as of January 1, 2025 to conform with current year presentation.

Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
Revised 2026 Operating Results Forecast
(in thousands, except per share amounts)

	Revised Forecast For The Year Ending December 31, 2026
		% Net		% Net
	Low	revenues	High	revenues
Net revenues	$18,501,000		$18,762,000

Net income attributable to UHS (a)	$1,322,985		$1,404,050

Depreciation and amortization	669,318		669,318
Interest expense	204,898		204,898
Other (income) expense, net	(9,924)		(9,924)
Provision for income taxes	422,378		448,259
Adjusted EBITDA net of NCI (b)	$2,609,655	14.1%	$2,716,601	14.5%

Net income attributable to UHS, per diluted share (a)	$22.28		$23.65

Shares used in computing diluted earnings per share	59,369		59,369

(a) Adjusted net income attributable to UHS/per diluted share exclude the following items because we do not believe we can forecast these items with sufficient accuracy. Such items include: the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the value of certain non-marketable securities, the impact of ASU 2016-09, and other potential material items including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, other amounts that may be reflected in the current or prior year financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. Adjusted net income attributable to UHS/per diluted share is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(b) Adjusted EBITDA net of NCI is a non-GAAP financial measure and should not be considered a measure of financial performance under GAAP. We believe Adjusted EBITDA net of NCI is helpful to our investors as a measure of operating performance.